EXHIBIT 99.1

OMEGA PROTEIN TO PRESENT AT THE 14th ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, January 3, 2012 – Omega Protein Corporation (NYSE: OME), a nutritional ingredient company and the nation’s leading producer of Omega-3 fish oil and specialty fish meal products, today announced that Bret Scholtes, the Company’s President & Chief Executive Officer, and Andrew Johannesen, Executive Vice President & Chief Financial Officer, will present at the ICR XChange Conference on Thursday, January 12, 2012 at 9:50 a.m. ET in Miami, FL.

The audio portion of the presentation will be webcast live, and a replay will be available until Thursday, January 26, 2012 on the investor relations section of Omega Protein’s web site at http://ir.omegaproteininc.com/.

About Omega Protein Corporation

Omega Protein Corporation is a nutritional ingredient company and the nation’s leading vertically integrated producer of omega-3 fish oil and specialty fish meal products. Omega Protein makes its products from menhaden, an Omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

CONTACT:

Investor Relations, (713) 623-0060 OR hq@omegahouston.com

Web site: www.omegaproteininc.com